UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 20, 2020

CUMULUS MEDIA INC.

(Exact name of registrant as specified in charter)

Delaware	001-38108	82-5134717
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3280 Peachtree Road, N.W., Suite 2200, Atlanta GA	30305
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (404) 949-0700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, par value $0.0000001 per share	CMLS	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

The information contained in Item 3.03 below is incorporated herein by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

On May 20, 2020, the Board of Directors (the “Board”) of Cumulus Media Inc. (the “Company”), a Delaware corporation, adopted a rights plan and declared a dividend of (a) one Class A right (a “Class A Right”) in respect of each share of the Company’s Class A common stock, par value $0.0000001 per share (the “Class A Common Shares”), (b) one Class B right (a “Class B Right”) in respect of each share of the Company’s Class B common stock, par value $0.0000001 per share (the “Class B Common Shares” and together with the Class A Common Shares, the “Common Shares”), (c) one Series 1 warrant right (a “Series 1 Warrant Right”) in respect of each of the Company’s Series 1 warrants (the “Series 1 Warrants”), and (d) one Series 2 warrant right (a “Series 2 Warrant Right,” and together with the Class A Rights, the Class B Rights and the Series 1 Warrant Rights, the “Rights”) in respect of each of the Company’s Series 2 warrants (the “Series 2 Warrants,” and together with the Series 1 Warrants, the “Warrants”). The Warrants were issued pursuant to the First Amended Joint Plan of Reorganization of the Company and certain of its affiliates, as confirmed on May 10, 2018, by order of the United States Bankruptcy Court for the Southern District of New York, and the Warrants entitle the holders thereof to purchase Class A Common Shares or Class B Common Shares upon the terms and subject to the conditions set forth in the Warrant Agreement, dated June 24, 2018, among the Company, Computershare Inc. and Computershare Trust Company, N.A.

The dividend is payable on June 1, 2020 to the Company’s stockholders and Warrant holders of record on that date. The terms of the Rights and the rights plan are set forth in a Rights Agreement, dated as of May 21, 2020 (the “Rights Agreement”), by and between the Company and Computershare Trust Company, N.A., as rights agent (or any successor rights agent), as it may be amended from time to time.

The Board adopted the Rights Agreement to protect the Company’s stockholders from coercive takeover practices or takeover bids that are inconsistent with their best interests. In general terms, the Rights Agreement imposes a significant penalty upon any person or group (other than the Company or certain related persons) that is or becomes the beneficial owner of 10% or more of the Company’s outstanding Class A Common Shares (20% or more in the case of a passive institutional investor) without the prior approval of the Board. In the case of a person or group that beneficially owns more than the applicable threshold of the Company’s outstanding Class A Common Shares on the date the plan is adopted, the Rights will not be triggered unless and until such person or group becomes the beneficial owner of additional shares representing 1% or more of the Company’s outstanding Class A Common Shares. A person or group that acquires beneficial ownership of a percentage of the Company’s Class A Common Shares in excess of the applicable threshold is called an “Acquiring Person.” Any Rights held by an Acquiring Person will be null and void and may not be exercised. The term “beneficial ownership” is defined in the Rights Agreement and includes, among other things, shares of Class A Common Shares into which Class B Common Shares, Warrants and other securities may be exercised or converted and certain derivative arrangements.

A summary of the terms of the Rights Agreement follows:

The Rights. The Board authorized the issuance of one Right per each outstanding Common Share and Warrant on June 1, 2020. If the Rights become exercisable, (a) each Class A Right would allow its holder to purchase from the Company one one-hundredth of a Class A Common Share for a purchase price of $25.00, (b) each Class B Right would allow its holder to purchase from the Company one one-hundredth of a Class B Common Share for a purchase price of $25.00, (c) each Series 1 Warrant Right would allow its holder to purchase from the Company one one-hundredth of a Series 1 Warrant for a purchase price of $25.00, and (d) each Series 2 Warrant would allow its holder to purchase from the Company one one-hundredth of a Series 2 Warrant for a purchase price of $25.00. Prior to exercise, a Right does not give its holder any dividend, voting or liquidation rights.

Exercisability. The Rights will not be exercisable until the earlier of:

•	10 days after the Company’s public announcement that a person or group has become an Acquiring Person; and

•

10 business days (or a later date determined by the Board) after a person or group begins a tender or exchange offer that, if completed, would result in that person or group becoming an Acquiring Person.

The date that the Rights become exercisable is referred to as the “Distribution Date.” Until the Distribution Date, the Rights will be evidenced by the Company’s Common Shares and Warrant certificates and contain a notation to that effect (or, if the Company’s Common Shares and/or Warrants are uncertificated, by registration of the associated Common Shares and/or Warrants, as applicable, on the Company’s transfer books). Any transfer of Common Shares or Warrants prior to the Distribution Date will constitute a transfer of the associated rights. After the Distribution Date, the Rights will separate from the Common Shares and Warrants and be evidenced by right certificates, which the Company will mail to all holders of Rights that have not become null and void.

Flip-in Event. After the Distribution Date, if a person or group already is or becomes an Acquiring Person, all holders of Rights, except the Acquiring Person, may exercise their (a) Class A Rights, upon payment of the applicable purchase price, to purchase Class A Common Shares (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price, (b) Class B Rights, upon payment of the applicable purchase price, to purchase Class B Common Shares (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price, (c) Series 1 Warrant Rights, upon payment of the applicable purchase price, to purchase Series 1 Warrants (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price, and (d) Series 2 Warrant Rights, upon payment of the applicable purchase price, to purchase Series 2 Warrants (or other securities or assets as determined by the Board) with a market value of two times the applicable purchase price.

Flip-over Event. After the Distribution Date, if a flip-in event has already occurred and the Company is acquired in a merger or similar transaction, all holders of Rights except the Acquiring Person may exercise their Rights, upon payment of the purchase price, to purchase shares of the acquiring corporation with a market value of two times the applicable purchase price of the Rights.

Expiration. Unless earlier redeemed or exchanged, the Rights will expire on April 30, 2021.

Redemption. The Board may redeem all (but not less than all) of the Rights for a redemption price of $0.001 per Right (the “Redemption Price”) at any time before the later of the Distribution Date and the date of the Company’s first public announcement or disclosure that a person or group has become an Acquiring Person. Once the Rights are redeemed, the right to exercise the Rights will terminate, and the only right of the holders of Rights will be to receive the Redemption Price. The Board may adjust the Redemption Price if the Company declares a stock split or issues a stock dividend on the Company’s Common Shares or Warrants.

Exchange. After the later of the Distribution Date and the date of the Company’s first public announcement that a person or group has become an Acquiring Person, but before any person beneficially owns 50% or more of the Company’s outstanding Class A Common Shares, the Board may exchange each Right (other than Rights that have become null and void) at an exchange ratio of (a) one Class A Common Share per Class A Right, (b) one Class B Common Share per Class B Right, (c) one Series 1 Warrant per Series 1 Warrant Right, and (d) one Series 2 Warrant per Series 2 Warrant Right.

Anti-Dilution Provisions. The Board may adjust the purchase price of Common Shares and Warrants, the number of Common Shares and Warrants issuable and the number of outstanding Rights to prevent dilution that may occur as a result of certain events, including among others, a stock dividend, a stock split or a reclassification of the Company’s Common Shares and Warrants. No adjustments to the purchase price of less than 1% will be made.

Amendments. Before the time Rights cease to be redeemable, the Board may amend or supplement the Rights Agreement without the consent of the holders of the Rights, except that no amendment may decrease the Redemption Price below $0.001 per Right. At any time thereafter, the Board may amend or supplement the Rights Agreement only to cure an ambiguity, to alter time period provisions, to correct inconsistent provisions or to make any additional changes to the Rights Agreement, but only to the extent that those changes do not impair or adversely affect any Rights holder and do not result in the Rights again becoming redeemable. The limitations on the Board’s ability to amend the Rights Agreement do not affect the Board’s power or ability to take any other action that is consistent with its fiduciary duties and the terms of the Rights Agreement, including without limitation, accelerating or extending the Expiration Date of the Rights, making any amendment to the Rights Agreement that is permitted by the Rights Agreement or adopting a new Rights Agreement with such terms as the Board determines in its sole discretion to be appropriate.

The Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing description of the Rights is qualified in its entirety by reference to such exhibit.

Item 8.01.	Other Events.

On May 21, 2020, the Company announced the declaration of the dividend of Rights and issued a press release relating to such event, a copy of which is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

4.1	Rights Agreement, dated as of May 21, 2020, by and between Cumulus Media Inc. and Computershare Trust Company, N.A.

99.1	Press release, dated May 21, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CUMULUS MEDIA INC.

By:	/s/ Francisco J. Lopez-Balboa
Name:	Francisco J. Lopez-Balboa
Title:	Executive Vice President, Chief Financial Officer

Date: May 21, 2020